UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

RAND CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	811-01825	16-0961359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rand Building, Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-0802

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Pursuant to SEC Rule 135c, Rand Capital Corporation hereby gives notice that on July 15, 2009 it commenced a private offering of its common shares. The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Rand will offer and sell up to 1,100,000 of its common shares in the offering at a price per share equal to the current net asset value of the shares as determined Rand’s board of directors, including a majority of the board of directors who are not “interested persons” as defined in the Investment Company Act of 1940, just prior to the sale. The proceeds of the sale will be used to further Rand’s investment purposes as a business development company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION
(Registrant)

Date: July 15, 2009

By: /s/ Daniel P. Penberthy
Name: Daniel P. Penberthy
Title: Executive Vice President and Chief
Financial Officer